The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180054

SUBJECT TO COMPLETION, DATED MARCH 6, 2013

Preliminary Prospectus Supplement

(To Prospectus Dated March 12, 2012)

$

Avon Products, Inc.

$                % Notes due 20

$                % Notes due 20

This is an offering of $               aggregate principal amount of our         % Notes due 20     (the “20     Notes”) and $               aggregate principal amount of our         % Notes due 20     (the “20     Notes” and, together with the 20     Notes, the “Notes”). The 20     Notes will mature on                     , 20    . The 20     Notes will mature on                     , 20    . The interest rate on each series of the Notes may be adjusted under the circumstances described in this prospectus supplement under the heading “Description of Notes—Interest Rate Adjustment.” We will pay interest on the Notes semi-annually in arrears on each                    and                     , commencing on                     , 2013.

We may redeem some or all of the Notes at any time and from time to time at the prices described under the heading “Description of Notes—Optional Redemption.” If we experience a Change of Control Triggering Event (as defined herein), we will be required to offer to repurchase the Notes from holders as described under the heading “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

The Notes will be our unsecured senior obligations and will rank equally in right of payment with our other existing and future unsecured senior indebtedness.

This prospectus supplement and the accompanying prospectus include additional information about the terms of the Notes.

Investing in the Notes involves risks. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement, page 1 of the accompanying prospectus and page 8 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note		Total for 20 Notes	Per 20 Note		Total for 20 Notes
Public offering price(1)		%	$		%	$
Underwriting discounts		%	$		%	$
Proceeds, before expenses, to Avon		%	$		%	$

(1)	Plus accrued interest, if any, from , 2013, if settlement occurs after that date.

We expect that the Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A., on or about                     , 2013.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.

The date of this prospectus supplement is                     , 2013.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the heading “Incorporation of Certain Information by Reference” before you make a decision to invest in the Notes. In particular, you should review the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, page 1 of the accompanying prospectus and page 8 of our Annual Report on Form 10-K/A for the year ended December 31, 2012, which are incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the underwriters are making an offer to sell the Notes in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted. We have not, and the underwriters have not, authorized any person to provide you with different or additional information. If any person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, cash flows, liquidity, results of operations and prospects may have changed since any such date.

The terms the “Company,” “Avon,” “we,” “us” and “our” refer to Avon Products, Inc. and our consolidated subsidiaries, where appropriate.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that are not historical facts or information may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation,” “could,” “will,” “would” and similar expressions, or the negative of those expressions, may identify forward-looking statements. They include, among other things, statements regarding our anticipated or expected results, future financial performance, various strategies and initiatives (including our stabilization strategies, cost savings initiative, multi-year restructuring programs and other initiatives and related actions), liquidity, cash flow and uses of cash, our ability to service our debt obligations or obtain additional financing, costs and cost savings, competitive advantages, impairments, the impact of currency devaluations and other laws and regulations, government investigations, internal investigations and compliance reviews, results of litigation, contingencies, taxes and tax rates, potential acquisitions or divestitures, hedging and risk management strategies, pension, postretirement and incentive compensation plans, supply chain and the legal status of our Representatives. Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding the Company’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

•

our ability to improve our financial and operational performance and execute fully our global business strategy, including our ability to implement the key initiatives of, and realize the projected benefits (in the amounts and time schedules we expect) from, our stabilization strategies, cost savings initiative, multi-year restructuring programs and other initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, sales and operation planning process, outsourcing strategies, Internet platform and technology strategies, information technology and related system enhancements and cash management, tax, foreign currency hedging and risk management strategies, and any plans to invest these projected benefits ahead of future growth;

S-i

•	the possibility of business disruption in connection with our stabilization strategies, cost savings initiative, multi-year restructuring programs or other initiatives;

•	our ability to improve our business in North America, including enhancing our Leadership model;

•

our ability to improve working capital and effectively manage doubtful accounts and inventory and implement initiatives to reduce inventory levels, including the potential impact on cash flows and obsolescence;

•

our ability to reverse declines in Active Representatives, to implement our Leadership program globally, to generate Representative activity, to increase the number of consumers served per Representative and their engagement online, to enhance the Representative and consumer experience and increase Representative productivity through field activation programs and technology tools and enablers, execution of Service Model Transformation and other investments in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives and to continue to innovate the direct-selling model;

•	our ability to reverse declining margins and net income;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio;

•

our ability to achieve profitable growth, particularly in our largest markets, such as Brazil and the United States (“U.S.”), and developing and emerging markets, such as Mexico and Russia, and our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;

•

the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, as well as the designation of Venezuela as a highly inflationary economy, foreign exchange restrictions and the potential effect of such factors on our business, results of operations and financial condition;

•

our indebtedness and debt service obligations, our ability to access and generate cash to repay debt and cover debt service obligations, our access to short- and long-term financing, our ability to refinance upcoming maturities of our current indebtedness or to secure such refinancing at attractive rates and terms, our ability to secure other financing or to secure such other financing at attractive rates and terms, and our credit ratings and the impact of any changes on our financing costs, rates, terms, debt service obligations and access to lending sources;

•

our ability to comply with certain covenants in our debt instruments, including the impact of any significant restructuring charges or significant legal or regulatory settlements, or obtain necessary waivers from compliance with, or necessary amendments to, such covenants, and the impact any non-compliance may have on our ability to secure financing;

•

any developments in or consequences of investigations and compliance reviews, and any litigation related thereto, including the ongoing investigations and compliance reviews of Foreign Corrupt Practices Act and related U.S. and foreign law matters in China and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation;

•

a general economic downturn, a recession globally or in one or more of our geographic regions, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand an economic downturn, recession, cost inflation, commodity cost pressures, economic or political instability, competitive or other market pressures or conditions;

•

the effect of political, legal, tax and regulatory risks imposed on us in the U.S. and abroad, our operations or our Representatives, including foreign exchange or other restrictions, adoption, interpretation and enforcement of foreign laws, including in non-U.S. jurisdictions such as Brazil,

S-ii

Russia, Venezuela and Argentina, and any changes thereto, as well as reviews and investigations by government regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in China;

•	the impact of changes in tax rates on the value of our deferred tax assets and declining earnings on our ability to realize foreign tax credits in the U.S.;

•	our ability to attract and retain key personnel;

•

competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skincare and toiletries industry, some of which are larger than we are and have greater resources;

•

the impact of the typically seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•

other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations, large-scale power outages and similar events;

•	key information technology systems, process or site outages and disruptions;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations;

•

our ability to successfully identify new business opportunities and strategic alternatives and identify and analyze acquisition candidates, secure financing on favorable terms and negotiate and consummate acquisitions, as well as to successfully integrate or manage any acquired business;

•

the challenges to our businesses, such as Silpada and China, including the effects of rising costs, macro-economic pressures, competition, any potential strategic decisions, including the review of strategic alternatives for Silpada, and the impact of declines in expected future cash flows and growth rates, and a change in the discount rate used to determine the fair value of expected future cash flows, which have impacted, and may continue to impact, the estimated fair value of the recorded goodwill and intangible assets;

•	disruption in our supply chain or manufacturing and distribution operations;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to protect our intellectual property rights; and

•	the risk of an adverse outcome in any material pending and future litigations or with respect to the legal status of Representatives.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2012. We undertake no obligation to update any such forward-looking statements.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and the accompanying prospectus and before termination of this offering, are incorporated by reference herein:

1. Our Annual Report on Form 10-K/A for the year ended December 31, 2012, filed on March 5, 2013.

2. Our Definitive Proxy Statement on Schedule 14A, filed on April 3, 2012 and the Definitive Additional Materials on Schedule 14A, filed on April 11, 2012.

3. Our Current Report on Form 8-K, filed on January 3, 2013.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Copies of these SEC reports and other documents are also available, without charge, upon written or oral request, from Investor Relations, Avon Products, Inc., 777 Third Avenue, New York, New York 10017, by sending an email to investor.relations@avon.com or by calling (212) 282-5320. Information about us is also available on our website at http://www.avon.com. Information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and therefore is not part of this prospectus supplement or the accompanying prospectus.

S-iv

SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus, as well as all the documents incorporated by reference herein and therein, before making an investment decision.

The Company

We are a global manufacturer and marketer of beauty and related products. Our business is conducted worldwide, primarily in the direct-selling channel. We presently have sales operations in 65 countries and territories, including the United States (“U.S.”), and distribute products in 43 more. Our reportable segments are based on geographic operations and include commercial business units in Latin America; Europe, Middle East & Africa; North America; and Asia Pacific. Our product categories are Beauty, Fashion and Home. Beauty consists of color cosmetics, fragrances, skin care and personal care. Fashion consists of jewelry, watches, apparel, footwear, accessories and children’s products. Home consists of gift and decorative products, housewares, entertainment and leisure products, children’s products and nutritional products. Sales are made to the ultimate consumer principally through direct selling by more than 6 million active independent Representatives, who are independent contractors and not our employees. The success of our business is highly dependent on recruiting, retaining and servicing our Representatives. During 2012, approximately 85% of our consolidated revenue was derived from operations outside the U.S.

Our principal executive office is located at 777 Third Avenue, New York, New York 10017, and our telephone number is: (212) 282-5000.

The Offering

Issuer	Avon Products, Inc.

Securities Offered	$ aggregate principal amount of % Notes due 20 and $ aggregate principal amount of % Notes due 20 .

Maturity Dates	The 20 Notes will mature on , 20 , and the 20 Notes will mature on , 20 .

Interest Rates	The 20 Notes will bear interest at % per year, and the 20 Notes will bear interest at % per year.

Interest Rate Adjustment	The interest rate payable on each series of the Notes will be subject to adjustment from time to time if Moody’s or S&P downgrades (or downgrades and subsequently upgrades) the credit rating assigned to such series of Notes as described under the heading “Description of Notes—Interest Rate Adjustment.”

Interest Payment Dates	Each and , commencing on , 2013. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.

Ranking	The Notes will be our unsecured senior obligations and will rank equally with our other existing and future unsecured senior indebtedness.

Optional Redemption	We may redeem some or all of the Notes at any time and from time to time at the prices described under the heading “Description of Notes—Optional Redemption.”

Offer to Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to repurchase the Notes at a price equal to 101% of their aggregate principal amount plus accrued and unpaid interest to the date of repurchase. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

Certain Covenants	The Indenture (as defined herein) governing the Notes contains covenants that will limit our ability to, among other things:

•	incur certain liens securing debt;

•	engage in certain sale-leaseback transactions; and

•	consolidate, merge, convey, transfer or lease all or substantially all of our assets.

Further Issuances	We may, from time to time, without the consent of the existing holders of any series of Notes, issue additional notes under the

Indenture of a series having the same terms as either series of the Notes in all respects, except for the issue date, the issue price and the initial interest payment date. Any such additional notes will be consolidated with and form a single series with the applicable series of Notes being offered by this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering, together with cash on hand, to repay indebtedness and for general corporate purposes. See “Use of Proceeds.”

Trustee, Registrar and Paying Agent	Deutsche Bank Trust Company Americas.

Governing Law	The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

We believe that the following factors may affect our ability to fulfill our obligations under the Notes. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Factors which we believe may be material for the purpose of assessing the market risks associated with our notes are also described below.

We believe that the factors described below, together with the risk factors included in the accompanying prospectus and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012, which is incorporated by reference herein, represent the principal risks inherent in investing in the Notes, but we do not represent that the statements below regarding the risks of holding any Notes are exhaustive. Prospective investors should also read the detailed information set forth elsewhere in this prospectus supplement and the accompanying prospectus (including any documents incorporated or deemed to be incorporated by reference herein and therein) and reach their own views prior to making any investment decision.

The Indenture governing the Notes does not restrict our ability or our subsidiaries’ ability to incur additional indebtedness or issue preferred stock. The Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.

The Indenture governing the Notes does not limit our ability or the ability of our subsidiaries to incur additional indebtedness or issue preferred stock. Accordingly, we or our subsidiaries could enter into acquisitions, refinancings, recapitalizations or other highly leveraged transactions that could significantly increase our or our subsidiaries’ total amount of outstanding debt. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our or our subsidiaries’ operating results. A highly leveraged capital structure could also impair our or our subsidiaries’ overall credit quality, making it more difficult for us to finance our operations or issue future indebtedness on favorable terms, and could result in a downgrade in the ratings of our indebtedness, including the Notes, by rating agencies. Further, if any of our or our subsidiaries’ indebtedness is accelerated due to an event of default under such indebtedness and such acceleration results in an event of default under some or all of our other indebtedness, including the Notes, we may not have sufficient funds to repay all of the accelerated indebtedness and the Notes simultaneously.

Claims of creditors of our subsidiaries will have priority over the claims of holders of the Notes with respect to the assets and earnings of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the Indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the Change of Control (as defined herein) to make the required repurchase of Notes or that restrictions in our then-existing debt instruments will not allow such repurchases. In addition, certain important corporate events, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions that would increase the level of our indebtedness, would not constitute a “Change of Control” under the Indenture. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

If an active trading market does not develop for the Notes you may not be able to resell them.

Prior to this offering, there was no public market for the Notes. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the underwriters that they currently intend to make a market in the Notes after this offering is completed. However, the underwriters may cease their market-making at any time.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $        , after deducting underwriting discounts and estimated expenses of the offering payable by us. We intend to use the net proceeds from this offering, together with cash on hand, to repay indebtedness and for general corporate purposes.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2012	2011	2010	2009	2008
Consolidated Ratio of Earnings to Fixed Charges(1)	2.4x	6.1x	7.8x	7.0x	9.2x

(1)	We currently do not have any preference securities outstanding and we did not pay or accrue any preference dividends during the years presented above.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income before income taxes, noncontrolling interests and cumulative effect of accounting changes, plus fixed charges and the amortization of capitalized interest. “Fixed charges” consists of interest incurred on indebtedness, amortization of debt discount, fees and expenses plus one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense. The computation of ratio of earnings to fixed charges does not include the interest component of our income tax liabilities related to uncertain tax positions connected with ongoing tax audits in various jurisdictions. The ratios of earnings to fixed charges are calculated as follows:

(Income before income taxes, noncontrolling interests and cumulative effect of accounting changes)

+ (Fixed charges) + (Amortization of capitalized interest)

(Fixed charges)

DESCRIPTION OF NOTES

All references to “Avon,” “the Company,” “we,” “us” and “our” in this section and in the accompanying prospectus under the heading “Description of Securities We May Offer—Debt Securities” are to Avon Products, Inc., and do not include its subsidiaries.

General

We will issue the Notes under a base indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated as of February 27, 2008, as supplemented by a fifth supplemental indenture and a sixth supplemental indenture between us and the trustee. For convenience, the base indenture, as supplemented by the fifth supplemental indenture and the sixth supplemental indenture, is referred to herein as the “Indenture”. Although for convenience the 20     Notes and the 20     Notes are referred to together as the “Notes”, each will be issued as a separate series. Accordingly, for purposes of this Description of Notes, references to the “Notes” shall be deemed to refer to each series of Notes separately, and not to the 20     Notes and the 20     Notes on a combined basis. The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. The following description of the particular terms of the Notes supplements the description in the accompanying prospectus of the general terms and provisions of our debt securities. We urge you to read the Indenture because it defines the rights of holders of the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

We will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The trustee will initially act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar. We may change any Paying Agent and Registrar without notice to holders of the Notes. We will pay principal (and premium, if any) on the Notes at the trustee’s corporate office in New York, New York. At our option, interest may be paid at the trustee’s corporate trust office or by check mailed to the registered address of holders.

Principal, Maturity and Interest

The 20     Notes will initially be issued in an aggregate principal amount of $               and will mature on                     , 20    . The 20     Notes will initially be issued in an aggregate principal amount of $               and will mature on                     , 20    . Subject to the adjustments described under the heading “Interest Rate Adjustment” (if any), interest on the 20     Notes will accrue at a rate of         % per annum, and interest on the 20     Notes will accrue at a rate of         % per annum, and in each case will be payable semi-annually in arrears in cash on each                      and                     , commencing on                     , 2013, to the persons who are registered holders on the fifteenth calendar day immediately preceding the applicable interest payment date. Interest on the Notes will be computed on the basis of a 360-day year comprising twelve 30-day months. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.

The Notes will not be entitled to the benefit of any mandatory sinking fund.

Interest Rate Adjustment

The interest rate payable on the Notes will be subject to adjustments from time to time if either Moody’s or S&P or, if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

If the rating from Moody’s (or any substitute rating agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any substitute rating agency.

If the rating from S&P (or any substitute rating agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any substitute rating agency.

If at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently increases its rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of their issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase in rating. If Moody’s (or any substitute rating agency therefor) subsequently increases its rating of the Notes to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency therefor) increases its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their issuance. In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the Notes become rated Baa1 (stable outlook) and BBB+ (stable outlook) (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the Notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of their issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their issuance.

No adjustments in the interest rate of the Notes shall be made solely as a result of a rating agency ceasing to provide a rating of such Notes. If at any time fewer than two rating agencies provide a rating of the Notes for a reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of such Notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (a) such substitute rating agency will be substituted for the last rating agency to provide a rating of such Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of their issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency). For so long as only one rating agency provides a rating of the Notes and no substitute rating agency is offered to replace the other rating agency, any subsequent increase or decrease in the interest rate of such Notes necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s, S&P or a substitute rating agency provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such rating agency’s action.

If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Ranking

The Notes will be our unsecured senior obligations and will rank equally in right of payment with our other existing and future senior indebtedness.

Optional Redemption

Each series of Notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, by mailing notice to the registered address of each holder of that series of Notes at least 30 days but not more than 60 days prior to the redemption at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on the Notes to be redeemed discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus                  basis points with respect to any 20     Notes being redeemed and at a rate equal to the sum of the applicable Treasury Rate plus                  basis points with respect to any 20     Notes being redeemed. In either case, accrued and unpaid interest, if any, will be paid to, but excluding, the date of redemption.

Definitions

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, as determined by us, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date which is a business day fixed for such redemption by us pursuant to the Indenture.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer, at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Reference Treasury Dealers” means each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are primary U.S. Government securities dealers), provided, however, that if any Reference Treasury Dealer shall cease to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Remaining Scheduled Payments” means, with respect to the Notes to be redeemed, the remaining scheduled payments of principal of and interest on those Notes that would be due after the related Redemption Date but for that redemption; provided, however, that if such Redemption Date is not an interest payment date with respect to the Notes to be redeemed, the amount of the next succeeding scheduled interest payment on those Notes will be reduced by the amount of interest accrued on such Notes to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

On or after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the Redemption Date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of any series of Notes are to be redeemed, the Notes of that series to be redeemed shall be selected by the trustee, pro rata, by lot or by a method the trustee deems to be fair and appropriate.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to repurchase the Notes as described under “—Optional Redemption,” the Indenture provides that each holder of Notes will have the right to require the Company to repurchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each holder of Notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The terms of our existing and future debt instruments may prohibit us from repurchasing the Notes upon a Change of Control. In the event a Change of Control occurs at a time when we are prohibited from repurchasing the Notes, we may seek the consent of our lenders to the repurchase of the Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from repurchasing the Notes. In such case, our failure to offer to repurchase the Notes would constitute a default under the Indenture, which may, in turn, constitute a default under our existing and future debt instruments.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the Notes to require us to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

The Change of Control Triggering Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes.

We may not have sufficient funds to repurchase all the Notes upon a Change of Control Triggering Event.

Definitions

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, or more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors;

(4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(5) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) (a) the Company becomes a wholly owned subsidiary of a holding company and (b) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Voting Stock of the Company immediately prior to that transaction and/or (ii)(a) the Company reincorporates in another jurisdiction and (b) the holders of the Company’s Voting Stock immediately following the reincorporation are substantially the same as the holders of the Company’s Voting Stock immediately prior to the reincorporation.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

(1) was a member of such board of directors on the date of the issuance of the Notes; or

(2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Inc.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); or the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency.

“Rating Event” means the Notes are rated below Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible downgrade). Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to be rated below Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Voting Stock” of a specified person means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Definitions in Base Indenture

For purposes of the Notes, the following shall apply instead of the definitions of such terms set forth in the base indenture:

“Attributable Debt” shall mean, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee under a sale and leaseback transaction for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent awards) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. If GAAP shall change after the issue date of the Notes so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the issue date of the Notes would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a capitalized lease obligation.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance of any security interest existing on property owned by such person, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by such person as lessee which is reflected in such person’s consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of Indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on such person’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person; provided, that if GAAP shall change after the issue date of the Notes so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the issue date of the Notes would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a capitalized lease obligation.

Further Issues of the Same Series

We may, from time to time, without the consent of the existing holders of any series of Notes, issue additional notes under the Indenture of a series having the same terms as any series of Notes in all respects, except for the issue date, the issue price and the initial interest payment date, issued hereunder. Any such additional notes having such similar terms will be consolidated with and form a single series with the Notes of that tranche being offered by this prospectus supplement.

In addition to the Notes, we may issue other series of debt securities under the base indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the base indenture.

Modification and Waiver

Together with the trustee, we may enter into a supplemental indenture with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of each such series. Except as provided below, the holders of at least a majority in principal amount of the outstanding Notes of each series by notice to the trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series) may waive our compliance with any provision of the Indenture or the Notes with respect to such series.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(a)	change the stated maturity of the principal of, or any installment of interest on, or the redemption price of, any such Note;

(b)	reduce the principal amount of or interest on any such Note;

(c)	change currency of payment of principal of or interest on any such Note;

(d)	impair the right to institute suit for the enforcement of any payment on any such Note;

(e)	reduce the percentage in principal amount of outstanding Notes of a particular series, the consent of whose holders is required for modification or amendment of the Indenture, or for waiver of compliance with certain provisions of the Indenture or waiver of certain defaults; or

(f)	modify such provisions with respect to modification and waiver.

Holders of not less than a majority in principal amount of all Notes outstanding under the Indenture affected by any past default thereunder (all voting together as one class) may, on behalf of the holders of all such Notes affected by such past default, waive such past default and its consequences, subject to the payment of the amounts required under the Indenture, except a default (i) in the payment of the principal of or interest on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Defeasance and Covenant Defeasance

We may at any time, at the option of our Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of our obligations discharged with respect to the outstanding Notes (“Defeasance”) except for:

(1)	the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

(2)	our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4)	the Defeasance and Covenant Defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants (including our obligation to make Change of Control Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Description of Securities we may Offer—Debt Securities—Events of Default” in the accompanying prospectus will no longer constitute an event of default with respect to the Notes.

In order to exercise either Defeasance or Covenant Defeasance:

(1)	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(5)	such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which we are a party or by which we are bound; and

(6)	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Defeasance or the Covenant Defeasance have been complied with.

“U.S. Government Obligation” means (x) any security which is (1) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (1) or (2), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Book-Entry System

Upon sale, the Notes will be represented by one or more “Global Securities.” The Global Securities representing the Notes will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as nominee of DTC. The Global Securities may not be transferred except as a whole by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor of DTC of such successor. All Notes will be denominated in United States dollars.

So long as DTC or its nominee is the registered owner of the Global Securities, DTC or its nominee, as the case may be, will be the sole holder of the Notes represented thereby for all purposes under the Indenture. Except as otherwise provided in this section, the beneficial owners of the Global Securities representing the Notes will not be entitled to receive physical delivery of certificated Notes and will not be considered the holders thereof for any purpose under the Indenture, and the Global Securities representing the Notes shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in the Global Securities must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Securities representing the Notes.

The Global Securities representing the Notes are exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like amount only if:

•	DTC notifies us (or we become aware) that it is unwilling or unable to continue as depositary for the Global Securities and a successor depositary is not appointed by us within 90 days;

•	DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

•

there shall have occurred and be continuing an event of default under the Indenture with respect to the Global Securities and the outstanding Notes shall have become due and payable pursuant to the Indenture and the trustee has requested that certificated Notes be issued; or

•

we have decided to discontinue use of book-entry transfers through DTC. DTC has advised us that, under its current practices, it would notify its participants of our request, but would only withdraw beneficial interests from the Global Securities at the request of its participants.

Upon any such exchange, the certificated Notes shall be registered in the names of the beneficial owners of the Global Securities representing the Notes as provided by DTC’s relevant participants (as identified by DTC).

The description of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The following is based on information furnished by DTC:

•

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•

Persons who are not participants may beneficially own the Notes held by DTC only through direct participants or indirect participants. Purchases of the Notes under DTC’s system must be made by or through direct participants, which will receive a credit for such Notes on DTC’s records. The ownership interest of each actual purchaser of each Note represented by the Global Securities (“Beneficial Owner”) is in turn to be recorded on the direct participants’ and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities representing the Notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners of the Global Securities representing the Notes will not receive certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Notes is discontinued.

•

Principal, premium, if any, and interest payments on the Global Securities representing the Notes will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or ours, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is our and the trustee’s responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct participants and indirect participants.

•

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated Notes are required to be printed and delivered.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Governing Law

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAXATION

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion does not address alternative minimum tax consequences, U.S. federal estate or gift tax laws, or all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks, financial institutions, U.S. expatriates, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities or currencies, traders in securities, partnerships or other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of Notes are sold to the public for cash). Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Code.

As used herein, “U.S. Holder” means a beneficial owner of the Notes who or that is, or is treated for U.S. federal income tax purposes as:

•	an individual that is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a U.S. person.

No rulings from the IRS have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained. If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partners should consult their tax advisors as to the tax consequences of an investment in the Notes.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

Characterization of the Notes

In certain circumstances we may be obligated to make payments on the Notes in excess of principal (see “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event”). We intend to take the position that there is no more than a remote chance that we will make such payments and the Notes should accordingly not be treated as contingent payment debt instruments (“CPDIs”) for U.S. federal income tax purposes because of the possibility of such additional payments.

Furthermore, in certain circumstances we may be obligated to pay additional interest on the Notes as a result of adjustments to the credit ratings assigned to the Notes (see “Description of Notes—Interest Rate Adjustment”). Special rules, including rules for variable rate debt instruments (“VRDIs”) and for CPDIs, apply to debt instruments that provide for payments that vary or are contingent upon a specified event, including an interest rate that varies based on the credit quality of the issuer. It is unclear how these rules apply to the Notes. We believe and intend to take the position that the Notes should be treated as VRDIs rather than CPDIs, and the discussion below assumes that the Notes will be treated as VRDIs.

If the IRS successfully challenged either of these positions, and the Notes were treated as CPDIs, you could be required to accrue interest income at a rate higher than the stated interest rate on the Notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of the Notes. You are urged to consult your own tax advisors regarding the potential application to the Notes of the CPDI rules and the consequences thereof.

U.S. Holders

Interest

Payments of stated interest on the Notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition (less any portion allocable to accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the price such U.S. Holder paid for the Note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. Non-corporate U.S. Holders may be eligible for a reduced rate of tax on long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Backup Withholding

A U.S. Holder may be subject to backup withholding when such U.S. Holder receives interest and principal payments on the Notes or upon the proceeds received upon the sale or other disposition of such Notes. Certain U.S. Holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

U.S. Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its gross interest income and its net gains from the disposition of the Notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of this tax to your income and gains in respect of your investment in the Notes.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner of the Notes who is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Interest

Interest paid to a non-U.S. Holder will not be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such non-U.S. Holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

•

such non-U.S. Holder is not a controlled foreign corporation that is related to us through direct or indirect stock ownership and is not a bank that received such Notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(1) the non-U.S. Holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. Holder, has received from the non-U.S. Holder a statement, under penalties of perjury, that such non-U.S. Holder is not a “United States person” and provides us or our paying agent with a copy of such statement or (3) the non-U.S. Holder holds its Notes directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-U.S. Holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a non-U.S. Holder must generally complete IRS Form W-8BEN and claim this reduction or exemption on the form. In some cases, a non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to an intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files. A non-U.S. Holder generally will also be exempt from withholding tax on interest if such interest is effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business (as described below) and the non-U.S. Holder provides us with an IRS Form W-8ECI.

The certification requirements described above may require a non-U.S. Holder that claims the benefit of an income tax treaty to also provide its U.S. taxpayer identification number. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. persons.

Sale or Other Taxable Disposition of the Notes

A non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a Note that is not effectively connected with a U.S. trade or business of the non-U.S. Holder. However, a non-U.S. Holder may be subject to tax on such gain if such non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such non-U.S. Holder may have to pay a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain, which may be offset by certain U.S. losses.

U.S. Trade or Business

If interest or gain from a disposition of the Notes is effectively connected with a non-U.S. Holder’s conduct of a U.S. trade or business, and, if an income tax treaty applies, the non-U.S. Holder maintains a U.S. “permanent establishment” to which the interest or gain is attributable, the non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest income received with respect to the Notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided by the non-U.S. Holder). A foreign corporation that is a non-U.S. Holder of a Note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a Note or gain recognized on the disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

Backup withholding will not apply to payments of principal or interest made by us or our paying agent to a non-U.S. Holder of a Note if the non-U.S. Holder meets the identification and certification requirements discussed above under “—Interest” for exemption from U.S. federal withholding tax or otherwise establishes an exemption. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a non-U.S. Holder of a Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition by a non-U.S. Holder of a Note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Holder or beneficial owner establishes an exemption from information reporting and backup withholding.

Non-U.S. Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of any procedure for obtaining an exemption from withholding, information reporting and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reasons to know that the certification may be false. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Foreign Account Tax Compliance Act

Pursuant to Section 1471 to 1474 of the Code (the provisions commonly known as the “Foreign Account Tax Compliance Act” or “FATCA”), if there is a “significant modification” of the Notes after December 31, 2013, we may thereafter be required to withhold U.S. tax at the rate of 30% on payments of interest made after that date, or on the gross proceeds from the sale or other taxable disposition of the Notes on or after January 1, 2017, made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Non-U.S. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the Notes.

UNDERWRITING

Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters. Under the terms and subject to the conditions set forth in the underwriting agreement dated the date hereof, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amounts of Notes set forth opposite their names below:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Citigroup Global Markets Inc.	$	$
Goldman, Sachs & Co.	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$

Total	$	$

We estimate that our expenses for this offering will be approximately $               million.

The underwriting agreement for this offering provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will purchase all of the Notes offered by this prospectus supplement if any of the Notes are purchased.

The following table shows the per Note underwriting discount and total underwriting discount for the Notes that we will pay to the underwriters.

	20 Notes		20 Notes
Per Note		%		%
Total	$		$

We have been advised by the underwriters that the underwriters propose to offer the Notes initially to the public at the public offering price shown on the cover page hereof and to selling group members at that price less a selling concession of         % of the principal amount of the 20     Notes and a selling concession of         % of the principal amount of the 20     Notes. The underwriters and selling group members may reallow a discount of         % of the principal amount of the 20     Notes and         % of the principal amount of the 20     Notes on sales to other dealers. After the initial offering of the Notes, the underwriters may change the offering price and other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

We have agreed to indemnify the several underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the EEA that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer to the public of any Notes contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer to the public of such Notes in that Relevant Member State:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes described in this prospectus supplement are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented and warranted that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21 (1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to our Notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes offered in this prospectus have not been, and will not be, registered under the Financial Instruments and Exchange Law of Japan. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (which term, as used in this paragraph, means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (that is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and/or their affiliates are parties to our $550.0 million term loan agreement and our $1.0 billion revolving credit facility. In addition, Citibank, N.A. is the administrative agent under our $1.0 billion revolving credit facility and our $550.0 million term loan agreement. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The legality of the Notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Avon Products, Inc.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Avon Products, Inc., from time to time, may offer to sell, in one or more series, any combination of debt securities, preferred stock (either separately or represented by depositary shares), common stock, or warrants. Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the ticker symbol “AVP”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered may be described in a supplement to this prospectus.

Our principal executive office is located at 1345 Avenue of the Americas, New York, New York 10105-0196, and our telephone number is: (212) 282-5000.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

Prospectus dated March 12, 2012

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. When we sell securities under this shelf registration, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, modify or supersede information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13 (a), 13(c), 14 or 15(d) of the Exchange, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference before making an investment decision.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

•	our ability to implement the key initiatives of, and realize the gross and operating margins and projected benefits (in the amounts and time schedules we expect) from, our global business strategy,

including our multi-year restructuring programs and any initiatives arising under our long-range business review, product mix and pricing strategies, Enterprise Resource Planning, customer service initiatives, sales and operation planning process, outsourcing strategies, Internet platform and technology strategies, information technology and related system enhancements and cash management, tax, foreign currency hedging and risk management strategies;

•

our ability to realize the anticipated benefits (including any financial projections concerning, for example, future revenue, profit, cash flow and operating margin increases) from our multi-year restructuring programs, any initiatives arising under our long-range business review or other initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring programs, long-range business review or other initiatives;

•	our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;

•	our ability to transition our business in North America, including enhancing our Sales Leadership model and optimizing our product portfolio;

•

a general economic downturn, a recession globally or in one or more of our geographic regions, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand an economic downturn, recession, cost inflation, commodity cost pressures, economic or political instability, competitive or other market pressures or conditions;

•

the effect of political, legal, tax and regulatory risks imposed on us in the United States and abroad, our operations or our Representatives, including foreign exchange or other restrictions, adoption, interpretation and enforcement of foreign laws including any changes thereto, as well as reviews and investigations by government regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in China;

•	our ability to effectively manage inventory and implement initiatives to reduce inventory levels, including the potential impact on cash flows and obsolescence;

•	our ability to achieve growth objectives, particularly in our largest markets, such as the U.S., and developing and emerging markets, such as Brazil or Russia;

•

our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, secure financing on favorable terms and negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

•

the challenges to our acquired businesses, such as Silpada, including the effect of rising costs, macro-economic pressures, competition, and the impact of declines in expected future cash flows and growth rates, and a change in the discount rate used to determine the fair value of expected future cash flows, which have impacted, and may continue to impact, the estimated fair value of the recorded goodwill and intangible assets;

•

the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, as well as the designation of Venezuela as a highly inflationary economy, foreign exchange restrictions and the potential effect of such factors on our business, results of operations and financial condition;

•

our ability to successfully transition and evolve our business in China in connection with the development and evolution of the direct-selling business in that market, our ability to operate using a direct-selling model permitted in that market and our ability to retain and increase the number of Active Representatives there over a sustained period of time;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio;

•

any developments in or consequences of investigations and compliance reviews, and any litigation related thereto, including the ongoing internal investigation and compliance reviews of Foreign Corrupt Practices Act and related U.S. and foreign law matters in China and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation;

•	key information technology systems, process or site outages and disruptions;

•	disruption in our supply chain or manufacturing and distribution operations;

•

other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations, large-scale power outages and similar events;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to attract and retain key personnel;

•

competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skincare and toiletries industry, some of which are larger than we are and have greater resources;

•

our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase the number of consumers served per Representative and their engagement online, to enhance the Representative and consumer experience and increase Representative productivity through field activation programs, execution of Service Model Transformation and other investments in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives and to continue to innovate the direct-selling model;

•

the impact of the typically seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in any material pending and future litigations or with respect to the legal status of Representatives;

•	our ratings, our access to cash and short and long-term financing and ability to secure financing, or financing at attractive rates;

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations; and

•	the impact of changes in tax rates on the value of our deferred tax assets.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011. We undertake no obligation to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Those documents that are filed prior to the date of this prospectus are considered part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the sale of securities to you pursuant to this prospectus will be considered a part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

1. Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012.

2. Our Definitive Proxy Statement on Schedule 14A filed on March 25, 2011.

3. Our Current Reports on Form 8-K filed on January 30, 2012 and February 14, 2012 (with respect to item 2.06 only).

4. The description of our common stock contained in the Registration Statement on dated March 18, 1998, filed with the SEC to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

5. All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Copies of these SEC reports and other documents are also available, without charge, upon written or oral request, from Investor Relations, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105-0196 or by sending an email to investor.relations@avon.com or by calling (212) 282-5320. Information about us is also available on our web site at www.avon.com. Information on our web site is not incorporated by reference into this prospectus and therefore is not part of this prospectus.

AVON PRODUCTS, INC.

When used in this prospectus, the terms “Avon,” “Company,” “we,” “our” and “us” mean, unless the context otherwise indicates, Avon Products, Inc. and its majority and wholly owned subsidiaries.

We are a global manufacturer and marketer of beauty and related products. Our business is conducted worldwide, primarily in the direct-selling channel. We presently have sales operations in 65 countries and territories, including the United States, and distribute products in 42 more. Our reportable segments are based on geographic operations in five regions: Latin America; North America; Central & Eastern Europe; Western Europe, Middle East & Africa; and Asia Pacific. We have centralized operations for Global Brand Marketing, Global Sales and Supply Chain. Our product categories are Beauty, Fashion and Home. Beauty consists of color cosmetics, fragrances, skin care and personal care. Fashion consists of fashion jewelry, watches, apparel, footwear, accessories and children’s products. Home consists of gift and decorative products, housewares, entertainment and leisure products and nutritional products. Sales are made to the ultimate consumer principally through direct selling by approximately 6.4 million active independent Representatives, who are independent contractors and not our employees. The success of our business is highly dependent on recruiting, retaining and servicing our Representatives.

DESCRIPTION OF SECURITIES WE MAY OFFER

DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities that we may offer. We will issue debt securities under an indenture between Avon and Deutsche Bank Trust Company Americas, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture is included as an exhibit to the registration statement, of which this prospectus constitutes a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. Capitalized terms used in this prospectus and not defined have the meanings ascribed to them in the indenture.

The prospectus supplement relating to a particular series of debt securities will describe the terms of such debt securities being offered, including:

•	the title;

•	the price or prices (expressed as a percentage of the principal amount thereof);

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, amortization, retirement and sinking fund terms;

•	the place where we will pay principal and interest;

•	if other than denominations of $2,000 or multiples of $1,000 in excess thereof, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to defeasance;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which the principal and premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	limits on aggregate principal amount;

•	terms of subordination of any subordinated debt securities;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants or changes to our events of defaults or covenants.

We may, from time to time, without notice to or the consent of registered holders of a particular series of debt securities, create and issue further securities ranking pari passu with that series of debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that such further debt securities shall be consolidated and form a single series with that particular series of debt securities and shall have the same terms as to status, redemption or otherwise as that series of debt securities.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversions, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “-Global Securities”. Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S.$2,000 and any integral multiple of U.S. $1,000 in excess thereof. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations.

If the amount of payments of principal of and premium, if any, or any interest on debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to these debt securities and this index or formula, securities or commodities will be described in the relevant prospectus supplement.

If the principal of and premium, if any, or any interest on debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the relevant prospectus supplement.

Unless otherwise indicated in the prospectus supplement, payment of principal of and premium, if any, on debt securities will be made in the designated currency against surrender of any debt securities at the Corporate Trust Office of the trustee in The City of New York. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name a relevant debt security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at the Corporate Trust Office of the trustee in The City of New York or by a check in the designated currency mailed to the holder at such holder’s registered address.

Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the relevant prospectus supplement. “Original issue discount security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an event of default and the continuation thereof.

Covenants

Negative Pledge

Under the indenture, we will agree that if we or any Significant Subsidiary (as defined below) shall issue, assume, incur or guarantee any Indebtedness (as defined below) secured by a lien, except Permitted Liens, on any Principal Property (as defined below) or on any shares of capital stock of any Significant Subsidiary (“Secured Debt”), we will secure, or cause such Significant Subsidiary to secure, the outstanding debt securities equally and ratably with such Secured Debt, unless after giving effect thereto, the aggregate amount of all such Secured Debt, together with all Attributable Debt (as defined below) of Avon and our subsidiaries in respect of sale and leaseback transactions to which the restrictions referred to below apply, would not exceed 20% of the Consolidated Net Tangible Assets (as defined below).

Permitted Liens include:

(a) liens on any Principal Property acquired by us or a subsidiary after the date of the indenture to secure or provide for the payment or financing of all or any part of the purchase price thereof or construction of fixed improvements thereon (prior to, at the time of or within 180 days after the latest of the acquisition, completion of construction or commencement of commercial operation thereof);

(b) liens on any shares of stock or Principal Property acquired by us or a subsidiary after the date of the indenture existing at the time of such acquisition;

(c) liens on any shares of stock or Principal Property of a corporation which is merged into or consolidated with us or a subsidiary or substantially all of the assets of which are acquired by us or a subsidiary;

(d) liens securing indebtedness of a subsidiary owing to us or another subsidiary;

(e) liens existing at the date of the indenture;

(f) liens on any Principal Property being constructed or improved securing loans to finance such construction or improvements;

(g) liens in favor of governmental bodies of the United States or any state thereof or any other country or political subdivision thereof to secure partial, progress or advance payments pursuant to any contract or statute, or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens;

(h) liens securing taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

(i) liens arising by reason of deposits necessary to qualify us or any subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law;

(j) liens arising out of judgments or awards against Avon or any subsidiary with respect to which Avon or such subsidiary shall in good faith be prosecuting an appeal or proceedings for review; provided that Avon or such subsidiary shall have secured, within 60 days after the creation thereof, an effective stay of execution pending such appeal or review; and

(k) extensions, renewals or replacement of liens referred to in the foregoing clauses provided that the Indebtedness secured is not increased or the lien extended to any additional assets.

Restrictions on Sale and Leaseback Transactions

We will also agree under the indenture that neither we nor any Significant Subsidiary will enter into, assume, guarantee, or otherwise become liable with respect to any sale and leaseback transaction involving any Principal Property, unless immediately after giving effect thereto the sum, without duplication, of

(i) the aggregate principal amount of all Secured Debt then outstanding; and

(ii) the aggregate principal amount of all Attributable Debt in respect of sale and leaseback transactions to which this restriction applies,

would not exceed 20% of the Consolidated Net Tangible Assets.

This restriction will not apply to the extent that, during the period commencing 6 months prior to and ending 12 months after entering into a sale and leaseback transaction, we or a subsidiary apply an amount equal to the Attributable Debt with respect to such sale and leaseback transaction: (i) to the acquisition, directly or indirectly and in whole or in part, of one or more Principal Properties, or (ii) to the retirement of indebtedness of Avon or any subsidiary. This restriction will also not apply to any sale and leaseback transaction, (i) between us and a subsidiary or between subsidiaries, or (ii) involving the taking back of a lease for a period of three years or less.

Definitions

“Attributable Debt” means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee under a sale and leaseback transaction for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent awards) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the total assets which under United States Generally Accepted Accounting Principles (“GAAP”) would be included on the most recent audited annual consolidated balance sheet of Avon, after deducting therefrom, without duplication, the sum of (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and related expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance of any security interest existing on property owned by such person, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by such person as lessee which is reflected in such person’s consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of Indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on such person’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person.

“Principal Property” means any manufacturing plant, testing or research and development facility, distribution facility, processing plant or warehouse (including, without limitation, land, fixtures and equipment), owned or leased by us or any domestic subsidiary (including any of the foregoing acquired or leased after the date of the indenture) and located within the United States of America, its territories and possessions, unless our board of directors determines in good faith that such plant or facility is not of material importance to the total business conducted by us and our consolidated subsidiaries.

“Significant Subsidiary” means any direct or indirect Subsidiary of the Company that generates 5% (five percent) or more of the Company’s revenue or income or that holds 5% (five percent) or more of the Company’s assets.

The indenture will not otherwise restrict the incurrence of debt by us or our subsidiaries.

Consolidation, Merger and Sale of Assets

We will also agree under the indenture that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “Successor Person”), and will not permit any person to consolidate with or merge into us, in a transaction in which we are not the surviving entity, unless:

(i) the Successor Person (if not Avon) is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on any outstanding debt securities and under the indenture;

(ii) immediately after giving effect to such transaction and treating any Indebtedness which becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(iii) the trustee receives an officers’ certificate and an opinion of counsel, each stating that such transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this covenant.

Events of Default

The indenture specifies that each of the following will constitute an event of default with respect to the debt securities of a particular series:

(a) failure to pay principal of any debt security of that series at its maturity;

(b) failure to pay any interest on any debt security of that series when due, continued for 30 days;

(c) failure to deposit any sinking fund payment, when and as due by the terms of that series;

(d) failure to perform any covenant, agreement or condition of ours applicable to that series in the indenture, continued for 60 days after written notice of such failure is given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(e) our failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any indebtedness for money borrowed by us having an aggregate principal amount outstanding of at least $100,000,000, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such acceleration has not been rescinded or annulled, in each case within 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;

(f) certain events in bankruptcy, insolvency or reorganization; and

(g) any other event of default as provided in a supplemental indenture applicable to such series or a board resolution pursuant to which such series is established.

If an event of default (other than an event of default described in clause (f) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of such series of the debt securities to be due and payable immediately. If an event of default described in clause (f) above shall occur, the principal amount of all the outstanding debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree for payment of the money due, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “-Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities.

No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(i) such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of the debt securities;

(ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, satisfactory to the trustee to institute such proceeding as trustee; and

(iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

Together with the trustee, we may modify the indenture without the consent of any holder for certain purposes, including evidencing the succession of another person to us and such person’s assumption of our obligations under the indenture, adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

Other modifications and amendments of the indenture may be made by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities that is affected by such modification or amendment, all holders of all such affected series voting together as one class.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(a) change the stated maturity of the principal of, or any installment of interest on, or the redemption price of, any such debt security;

(b) reduce the principal amount of or interest on, any such debt security;

(c) change currency of payment of principal of or interest on, any such debt security;

(d) impair the right to institute suit for the enforcement of any payment on any such debt security;

(e) reduce the percentage in principal amount of outstanding debt securities of a particular series, the consent of whose holders is required for modification or amendment of the indenture, or for waiver of compliance with certain provisions of the indenture or waiver of certain defaults; or

(f) modify such provisions with respect to modification and waiver.

The holders of at least a majority in principal amount of each series of the outstanding debt securities that is affected by such waiver, all holders of all such affected series voting together as one class, may waive our compliance with certain restrictive provisions of the indenture, and may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected by such default.

Defeasance and Discharge; Covenant Defeasance

Unless the terms of a particular series provide otherwise, we may elect, at our option at any time, to have the indenture provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants in the indenture, applied to any series of the outstanding debt securities.

Defeasance and Discharge

The indenture provides that upon our exercise of our option to have the provisions relating to defeasance and discharge applied to a particular series of the debt securities, we will be discharged from all our obligations with respect to such series of the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the debt securities of such series of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the debt securities of such series at maturity in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

The indenture provides that, upon our exercise of our option to have the provisions relating to defeasance of certain restrictive covenants applied to a particular series of the debt securities, we may, with respect to such series, omit to comply with certain restrictive covenants, including those described under “Covenants-Negative Pledge,” “-Restrictions on Sale and Leaseback Transactions” and “-Consolidation, Merger and Sale of Assets,”

and the occurrence of certain events of default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “Events of Default,” will be deemed not to be or result in an event of default, in each case with respect to such series.

We, in order to exercise such option, will be required, among other things:

(1) to deposit, in trust for the benefit of the holders of such series of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such series of the debt securities at maturity in accordance with the terms of the indenture and such debt securities, and

(2) to deliver to the trustee an opinion of counsel to the effect that holders of such series of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.

In the event we exercise this option and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on that series of the debt securities at maturity but may not be sufficient to pay amounts due on that series of the debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture subject to applicable law, proceed to protect and enforce its rights and the rights of the holders of such series of the debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the indenture or in aid of the exercise of any power granted in the indenture, or to enforce any other proper remedy.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate of us; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

The trustee and certain of its affiliates have provided and continue to provide a variety of financial services to us and our subsidiaries, including investment banking and cash management services, for which services we have paid and continue to pay customary fees and expenses. Additionally, affiliates of the trustee act as agents and lenders under our credit facilities and as counterparties in our interest rate and foreign exchange derivative arrangements and provide cash management services, for which services we have paid and continue to pay customary fees and expenses.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to that series and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Avon, the trustee or any agent of Avon or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium or interest to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PREFERRED STOCK

The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation, as amended (which we refer to as our Restated Certificate of Incorporation), and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The Restated Certificate of Incorporation is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

As of the date of this prospectus, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share (none of which are currently outstanding). Under our Restated Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more classes or series, and to establish from time to time a class or series of preferred stock with the following terms specified:

•	the number of shares to be included in the class or series;

•	the designation, powers, and relative participating, optional, or other special rights of the shares of such class or series;

•	any voting rights of that class or series of preferred stock in addition to those specified in our Restated Certificate of Incorporation; and

•	the qualifications, limitations or restrictions of such class or series.

Shares of preferred stock, if and when issued, may be expected to have a priority over the common stock, both as to dividends and upon liquidation.

All shares of preferred stock offered hereby will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption or repurchase, if applicable, of the preferred stock;

•

while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends on, and upon the purchase, redemption or other acquisition by us of, our common stock, or any other class or series of our stock ranking junior to the shares of such series either as to dividends, sinking funds or upon liquidation;

•	any listing of the preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or other series of preferred stock or other securities, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares as described below under “Description of Depositary Shares”;

•	a discussion of any material and/or special federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Common Stock” and “Preferred Stock,” respectively.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part or current report on Form 8-K incorporated by reference herein.

COMMON STOCK

The following description of our common stock is only a summary. We encourage you to read our Restated Certificate of Incorporation, which is incorporated by reference into the registration statement of which this prospectus forms a part. As of the date of this prospectus, we are authorized to issue up to 1,500,000,000 shares of common stock, $0.25 par value per share. As of January 31, 2012, we had outstanding 430,954,008 shares of our common stock.

Liquidation Rights

Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.

Dividends

Except as otherwise provided by the New York Business Corporation Law or our Restated Certificate of Incorporation, the holders of our common stock, subject to the rights of holders of any series of preferred stock, shall share ratably in all dividends as may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, our dissolution, liquidation and winding up), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities and liquidation preference on any outstanding preferred stock.

Voting Rights

Except as otherwise provided by the New York Business Corporation Law or our Restated Certificate of Incorporation and subject to the rights of holders of any series of preferred stock, all the voting power of our stockholders shall be vested in the holders of our common stock, and each holder of our common stock shall have one vote for each share held by such holder on all matters voted upon by our stockholders.

Subject to the rights of holders of any outstanding shares of preferred stock to act by written consent, our stockholders may not take any action by written consent in lieu of a meeting and must take any action at a duly called annual or special meeting of stockholders.

Conversion and Exchange; No Preemptive Rights, Redemption or Sinking Fund

Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of our common stock have no preemptive rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Miscellaneous

All of the outstanding shares of our common stock are fully paid and nonassessable, subject to Section 630 of the New York Business Corporation Law. Under Section 630 of the New York Business Corporation Law, the ten largest shareholders of Avon Products, Inc. may become personally liable for unpaid wages and debts to our employees if our capital stock ceases to be listed on a national or an affiliated securities association. Our common stock is listed and traded on the NYSE under the symbol “AVP”.

WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent selected by us and having a principal office in the United States and a combined capital and surplus of at least $50,000,000. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the amount of warrants outstanding at the time of warrants will be issued;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock, or depositary shares will be separately transferable;

•

the price, including any provisions for changes to or adjustments in the price, at which each share of debt securities, common stock, preferred stock, or depositary shares purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the years indicated:

		Years Ended December 31,
	2011	2010	2009	2008	2007
Consolidated Ratio of Earnings to Fixed Charges(1)	6.5x	8.0x	7.0x	9.2x	6.2x

(1)	We currently do not have any preference securities outstanding and we did not pay or accrue any preference dividends during the years presented above.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of earnings before income taxes, noncontrolling interest and cumulative effect of accounting changes, plus fixed charges and the amortization of capitalized interest. “Fixed charges” consist of interest incurred on indebtedness, amortization of debt discount, fees and expenses plus one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense. The ratios of earnings to fixed charges are calculated as follows

(Income before income taxes, noncontrolling interest and cumulative effect of accounting changes) + (Fixed charges) + (Amortization of capitalized interest)

(Fixed charges)

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including:

(a) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

(b) the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

(c) any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange such as the NYSE. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Sidley Austin LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of the Company’s internal control over financial reporting have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report dated February 29, 2012, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$

Avon Products, Inc.

$             % Notes due 20

$             % Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

                    , 2013

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.